UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): June 5, 2024
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PLEXUS CORP.
(Exact name of registrant as specified in its charter)
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Wisconsin	001-14423	39-1344447
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Plexus Way
Neenah, Wisconsin 54957
(Address of principal executive offices) (Zip Code)
Telephone Number (920) 969-6000
(Registrant’s telephone number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	PLXS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company    ☐
        If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02    Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 31, 2024, Steven J. Frisch, President and Chief Strategy Officer of Plexus Corp. ("Plexus" or the "Company"), informed the Company of his intent to retire from his employment with the Company at midnight on September 28, 2024, the end of Plexus' fiscal year 2024 (the "Retirement Date"). Mr. Frisch will continue in his role as Chief Strategy Officer, and as an executive officer of the Company, until the Retirement Date. In light of Mr. Frisch's impending retirement, Plexus' Board of Directors elected Todd P. Kelsey, Chief Executive Officer of the Company, to the additional office of President, effective June 4, 2024; Mr. Frisch will no longer carry the President title as of that date.

In connection with the foregoing, the Company entered into a retirement agreement with Mr. Frisch on May 31, 2024 (the "Retirement Agreement"). Under the terms of the Retirement Agreement, Mr. Frisch's base salary and participation in the Company's annual Variable Incentive Compensation Plan ("VICP") will cease on the Retirement Date, and he will no longer be eligible to receive grants of any additional equity awards. Mr. Frisch will receive payment under the VICP based on actual fiscal 2024 attainment, to be paid at the same time as other participants in the VICP. The Company will also transfer to Mr. Frisch title to his company vehicle on his Retirement Date, and Mr. Frisch will continue to receive subsidized health benefits from the Company (equal to the employer portion of his currently selected health plan premiums) for a period of 18 months after the Retirement Date if he elects COBRA in a timely manner and remains eligible for it.

In consideration of Mr. Frisch's 34 years of service to Plexus and his agreement to the restrictive covenants contained in the Retirement Agreement, including those relate to non-competition, non-interference and non-disparagement, as well as Mr. Frisch's general release of claims, the Company has agreed to allow Mr. Frisch to continue to vest in his unvested restricted stock units ("RSUs") and unvested performance stock units ("PSUs") that exist as of the Retirement Date. His unvested RSUs will continue to vest on the existing vesting schedule, and his unvested PSUs will vest based on final performance results for the performance periods that are identified in the original grant agreements. Mr. Frisch will forfeit the right to continue to vest in the RSUs and PSUs if he breaches the terms of the Retirement Agreement.

The foregoing summary of the material terms of the Retirement Agreement is qualified in its entirety by the terms of the Retirement Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) The following exhibits are furnished hereto:

Exhibit Number	Description
10.1	Retirement and Transition Agreement by and between Plexus Corp. and Steven J. Frisch, dated May 31, 2024.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2024	PLEXUS CORP.
(Registrant)
By: /s/ Angelo M. Ninivaggi
Angelo M. Ninivaggi
Executive Vice President, Chief Administrative Officer,
General Counsel and Secretary